UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported)  June 27, 2011

NGP CAPITAL RESOURCES COMPANY
(Exact Name of Registrant as Specified in Charter)

Maryland	814-00672	20-1371499
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1221 McKinney Street, Suite 2975, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 752-0062

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 27, 2011, NGP Capital Resources Company, a Maryland corporation (the “Company”), announced that Stephen K. Gardner resigned from his positions as Chief Financial Officer, Secretary and Treasurer of the Company, effective June 27, 2011.  Mr. Gardner will continue to serve as President and Chief Executive Officer of the Company.

L. Scott Biar has been appointed by the board of directors to serve as Chief Financial Officer, Secretary and Treasurer of the Company, effective June 27, 2011. Mr. Biar, 48, previously served as Vice President and Controller of BJ Services Company from 2007 through 2010, and served in various senior financial roles at Stewart & Stevenson Services, Inc. including as Controller and Chief Accounting Officer from 2002 through 2006, as Chief Financial Officer, Treasurer and Controller in 2006, and in a transitional integration role from 2006 to 2007 after the sale of the company to Armor Holdings, Inc.  Mr. Biar is a Certified Public Accountant.

The Company is party to an administration agreement with its administrator, NGP Administration, LLC ("NGPA"), whereby NGPA provides the Company with administrative services necessary to conduct its day-to-day operations. The Company is also party to an investment advisory agreement with its manager, NGP Investment Advisor, LP ("NGPIA"), whose general partner is NGPA. Mr. Biar will also serve as the Chief Financial Officer, Secretary and Treasurer of NGPIA and NGPA.

The Company’s press release dated June 27, 2011 is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

 99.1           Press Release dated June 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGP Capital Resources Company

	By:	/s/ STEPHEN K. GARDNER GGGARDNER
Stephen K. Gardner President and Chief Executive Officer

Date: June 27, 2011

EXHIBIT INDEX

Exhibit No.           Description

 99.1                      Press Release dated June 27, 2011